POWER OF ATTORNEY

Know all by these present, that The Edward W. Scripps Trust (the "Trust") does hereby constitute and appoint Miramar Services, Inc., Bruce W. Sanford and John
M. Gherlein, and each of them, as Trust's true and lawful attorneys-in-fact and agents to do any and all things, and execute any or all instruments which, after the advice of counsel, said attorneys and agents may deem necessary and advisable to enable the Trust to comply with the Securities Exchange Act of 1934, as amended, and any rules and regulations and requirements of the Securities and Exchange Commission ("SEC"), including specifically, but without limitation thereof, power of attorney to sign the Trust's name to a Form ID,
Schedule 13D, Schedule 13D, Form 3, Form 4 or Form 5 and any amendments thereto, to be filed with the SEC in respect of the shares of capital stock of The E. W. Scripps Company or Scripps Networks Interactive, Inc.; and the Trust does hereby ratify and confirm all that any of said attorneys and agents shall do or cause to be done by virtue hereof.

Executed on this 6th day of March, 2013.

/s/ John Burlingame

John H. Burlingame, Successor Trustee of
The Edward W. Scripps Trust



/s/ Mary Peirce

Mary M. Peirce, Successor Trustee of
The Edward W. Scripps Trust



/s/ Nackey Scagliotti

Nackey E. Scagliotti, Successor Trustee of
The Edward W. Scripps Trust